                                   EXHIBIT C

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),
(3) OR (7) UNDER THE SECURITIES ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LAWS, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE DATE OF ISSUE OF THESE SECURITIES.


                          NORTH AMERICAN PALLADIUM LTD.

                               SERIES [__] WARRANT

Warrant No. [__]                                     Dated: [____________], 2006

        North American Palladium Ltd., a company organized under the Canada Business Corporation Act (the "COMPANY"), hereby certifies that, for value received, [______________] or its registered assigns (the "HOLDER"), is entitled to purchase from the Company up to a total of [________] common shares (the "COMMON SHARES"), of the Company (each such share, a "WARRANT SHARE" and all such shares, the "WARRANT SHARES") at an exercise price per share equal to US$13.48(1) (as adjusted from time to time as provided in SECTION 9, the "EXERCISE PRICE"), at any time and from time to time from and after the date hereof and through and including the four year anniversary of the date hereof (the "EXPIRATION DATE"), and subject to the following terms and conditions. This Series [_] Warrant (this "WARRANT") is one of a series of


----------------

(1) 125% of Market Price, but with respect to any Warrants issued pursuant to the Second Closing or any Unit Warrant Closing, no less than the five day volume weighted average price on the TSX at the time of such Second Closing or Unit Warrant Closing (reflected in US$ using the applicable daily exchange rate over such five-day period). For the purposes hereof, "MARKET PRICE" means the VWAP for the five consecutive trading days immediately prior to the Initial Closing Date.

similar warrants issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers identified therein (the "PURCHASE AGREEMENT"). All such warrants are referred to herein, collectively, as the "WARRANTS."

        1. DEFINITIONS. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

        2. REGISTRATION OF WARRANT. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "WARRANT REGISTER"), in the name of the Holder hereof from time to time. The Company may deem and treat the Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

        3. REGISTRATION OF TRANSFERS. Subject to Section 4.1 of the Purchase Agreement, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached as SCHEDULE 2 hereto duly completed and signed, to the Company's transfer agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Shares, in substantially the form of this Warrant (any such new warrant, a "NEW WARRANT"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

        4.      EXERCISE AND DURATION OF WARRANT.

                (a) This Warrant shall be exercisable by the Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

                (b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as SCHEDULE 1 hereto (the "EXERCISE NOTICE"), appropriately completed and duly signed, (ii) if the Holder is exercising the Warrant other than pursuant to a "cashless exercise", a signed letter substantially in the form attached as SCHEDULE 3 hereto, and (iii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a "cashless exercise" if so indicated in the Exercise Notice and if a "cashless exercise" may occur at such time pursuant to SECTION 10 below), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an "EXERCISE DATE." The Holder shall be required to deliver the original Warrant in order to effect an exercise hereunder. The Holder shall, however, be entitled to effect the exercise of the remaining number of Warrant Shares by notice to the Company at any time during which the Warrant is in transit to or from the Company or in the possession of the Company.

        5.      DELIVERY OF WARRANT SHARES.

                (a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling shareholder thereunder is not then effective and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act; provided that if a certificate for Warrant Shares is issued within 120 days of the date hereof, such certificate will contain the legend set forth in Section 4.1(b)(B) of the Purchase Agreement. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon request of the Holder, except to the extent prohibited by law or to the extent the Company cannot do so after using commercially reasonable efforts, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

                (b) This Warrant is exercisable, either in its entirety or, from time to time, for any number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

                (c) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate representing Warrant Shares by the third Trading Day after the date on which delivery of such certificate is required by this Warrant, and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company (a "BUY-IN"), then in the Holder's sole discretion, the Company shall within three Trading Days after the Holder's request, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the Common Shares so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (i) such number of Common Shares, multiplied by (ii) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such certificate.

                (d) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Common Shares upon exercise of this Warrant as required pursuant to the terms hereof.

        6. CHARGES, TAXES AND EXPENSES. Issuance and delivery of certificates for Common Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

        7. REPLACEMENT OF WARRANT. If this Warrant is mutilated, lost, stolen or destroyed, or the Holder fails to deliver such certificate as may otherwise be provided herein, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, bearing the same legend, if any, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

        8. RESERVATION OF WARRANT SHARES. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Shares, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of SECTION 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such Common Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Shares may be listed.

        9. CERTAIN ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this SECTION 9.

                (a) DIVIDENDS AND STOCK SPLITS. If the Company, at any time while this Warrant is outstanding, (i) pays a share dividend on its Common Shares or otherwise makes a distribution on any class of capital stock that is payable in Common Shares, (ii) subdivides outstanding Common Shares into a larger number of shares, or (iii) combines outstanding Common Shares into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction the numerator of which shall be the number of Common Shares outstanding immediately before such event and the denominator of which shall be the number of Common Shares outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

                (b) PRO RATA DISTRIBUTIONS. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Shares (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Shares covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "DISTRIBUTED PROPERTY"), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Exercise Price multiplied by a fraction the denominator of which shall be the average of the Closing Prices for the five Trading Days immediately prior to (but not including) such record date and the numerator of which shall be such average less the then fair market value of the Distributed Property distributed in respect of one outstanding Common Share, as determined by the Company's independent certified public accountants that regularly examine the financial statements of the Company (an "APPRAISER"). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such additional appraiser. Subject to TSX approval (which upon the request of the Holder, the Company will promptly seek and use its commercially reasonable best efforts to obtain), as an alternative to the foregoing adjustment to the applicable Exercise Price, at the request of the Holder delivered before the 60th day after the record date fixed for determination of shareholders entitled to receive such distribution, the Company will hold the Distributed Property in escrow and deliver to the Holder, the Distributed Property that the Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date within three Trading Days following exercise of this Warrant.

                (c) FUNDAMENTAL CHANGES. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions,
(iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Shares covered by SECTION 9(A) above) or any other Change of Control (in any such case, a "FUNDAMENTAL CHANGE"), then the Holder shall have the right thereafter only to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Change if it had been, immediately prior to such Fundamental Change, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "ALTERNATE CONSIDERATION"). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Change, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Change, then the Holder shall be given the same choice as to the Alternate Consideration it is entitled to receive upon any exercise of this Warrant following such Fundamental Change. At the Holder's request, any successor to the Company or surviving entity in such Fundamental Change shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to purchase only the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Change is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this
SECTION 9(C) and ensuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Change. If any Fundamental Change constitutes or results in a Change of Control, then at the request of the Holder delivered before the 90th day after such Fundamental Change, the Company (or any such successor or surviving entity) will purchase this Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Change), equal to the value of the remaining unexercised portion of this Warrant on the date of such request calculated using the binomial option pricing model.

                (d)     SUBSEQUENT EQUITY SALES.

                        (i) If, at any time prior to September [__], 2007, the Company or any Subsidiary issues additional Common Shares or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for Common Shares or otherwise entitling any Person to acquire Common Shares (collectively, "COMMON SHARE EQUIVALENTS") at a purchase price per Common Share (the "EFFECTIVE PRICE") less than the Exercise Price (as adjusted hereunder to such date), then the Exercise Price shall be reduced to equal the Effective Price; provided that in no event shall the Exercise Price be reduced below US$[___](2) (as adjusted for any stock split, stock combination, reorganization or similar event affecting the capital stock of the Company). For purposes of this paragraph, in connection with any issuance of any Common Share Equivalents, (A) the maximum number of Common Shares potentially issuable at any time upon conversion, exercise or exchange of such Common Share Equivalents (the "DEEMED NUMBER") shall be deemed to be outstanding upon issuance of such Common Share Equivalents, (B) the Effective Price applicable to such Common Shares shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Share Equivalents and to convert, exercise or exchange them into Common Shares, divided by the Deemed Number, (C) no further adjustment shall be made to the


----------------------
(2) Price reflecting the five day volume weighted average price on the TSX at the time of issuance, as required by the TSX (reflected in US$ using the applicable daily exchange rate over such five-day period).

        Exercise Price upon the actual issuance of Common Shares upon conversion, exercise or exchange of such Common Share Equivalents, and
        (D) to the extent that any such Common Share Equivalents expire before fully converted, exercised or exchanged, the Exercise Price will be readjusted to reflect such expiration.

                        (ii) If, at any time while this Warrant is outstanding, the Company directly or indirectly issues Common Share Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Shares (a "FLOATING PRICE SECURITY"), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Exercise Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Shares on such Exercise Date (regardless of whether any such holder actually acquires any shares on such date).

                        (iii) Notwithstanding the foregoing, no adjustment will be made under this paragraph (d) in respect of any issuances of Common Shares and Common Share Equivalents made pursuant to the definition of Excluded Stock.

                (e) NUMBER OF WARRANT SHARES. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a), (b) or (d) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

                (f) CALCULATIONS. All calculations under this SECTION 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the sale or issuance of any such shares shall be considered an issue or sale of Common Shares.

                (g) DEFERRAL OF DE MINIMUS ADJUSTMENT. No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least $0.01 in the Exercise Price, provided that any adjustment which does not meet this threshold and is not made shall be carried forward and taken into account in subsequent adjustments.

                (h) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment pursuant to this SECTION 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's transfer agent.

                (i) NOTICE OF CORPORATE EVENTS. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Shares, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits shareholder approval for any Fundamental Change or
(iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least seven Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Shares in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

        10. PAYMENT OF EXERCISE PRICE. The Holder shall pay the Exercise Price in immediately available funds; provided, however, that if, on any Exercise Date the shares issuable upon exercise of this Warrant are not freely resalable without restriction under the Securities Act, the Holder may satisfy its obligation to pay the Exercise Price through a "cashless exercise," in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                             X = Y [(A-B)/A]
                 where:
                             X = the number of Warrant Shares to be issued to the Holder.

                             Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                             A = the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

                             B = the Exercise Price.

                For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise).

        11.     LIMITATION ON EXERCISE.

                (a) Notwithstanding anything to the contrary contained herein, the number of Common Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of Common Shares then beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Shares would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.9% (the "MAXIMUM PERCENTAGE") of the total number of issued and outstanding Common Shares (including for such purpose the Common Shares issuable upon such exercise). Each delivery of an Exercise Notice by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The Company's obligation to issue Common Shares in excess of the limitation referred to in this Section shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such Common Shares may be issued in compliance with such limitation, provided that Common Shares may not be issued pursuant to the preceding clause beyond the current Expiration Date without TSX approval, to the extent such approval is required. [NEW PURCHASER WARRANT ONLY]

                (b) Notwithstanding anything to the contrary contained herein, the maximum aggregate number of Common Shares that may be issued pursuant to the Transaction Documents shall not exceed the Issuable Maximum, unless shareholder approval for issuances of Common Shares in excess of the Issuable Maximum is obtained pursuant to Section 4.21 of the Purchase Agreement.

                (c) Notwithstanding anything to the contrary contained herein, the maximum aggregate number of Common Shares that may be issued to KFOC pursuant to the Transaction Documents shall not exceed the KFOC Maximum, unless shareholder approval for issuances of Common Shares in excess of the KFOC Maximum is obtained pursuant to Section 4.21 of the Purchase Agreement. [KFOC WARRANT ONLY].

                (d) In the event that the Holder's receipt of Common Shares upon exercise of this Warrant is restricted based on this SECTION 11 [except for paragraph (a)] [NEW PURCHASER WARRANT ONLY], the Company shall within five Trading Days after such event, pay cash to the Holder, as liquidated damages and not as a penalty, in an amount equal to the binomial option pricing model value of this Warrant with respect to the portion of this Warrant which is unexercisable due to the Issuable Maximum after giving effect to the limitations in this SECTION 11 [except for paragraph (a)] [NEW PURCHASER WARRANT ONLY], measured as of the date of such event or, if greater, the date of payment (such difference, the "CASH AMOUNT"). The portion of this Warrant in respect of which the Cash Amount has been paid shall be cancelled and retired and the Company shall have no further obligation with respect thereto.

        12. FRACTIONAL SHARES. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded down to the nearest whole share with the fractional interest to be paid in cash based on the current market price.

        13. NOTICES. Any and all notices or other communications or deliveries hereunder (including any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day,
(iii) the Trading Day following the date of sending, if sent by nationally recognized overnight courier service specifying next Business Day delivery, or
(iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a party for such notices or communications shall be as set forth in the Purchase Agreement, unless changed by such party by two Trading Days' prior notice to the other party in accordance with this SECTION 13.

        14.     [OMITTED.]

        15.     MISCELLANEOUS.

                (a) The Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this
SECTION 15(A), the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company, contemporaneously with the giving thereof to the shareholders.

                (b) Subject to the restrictions on transfer set forth on the first page hereof and in Section 4.1 of the Purchase Agreement, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Change. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                (c) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (ii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

                (D) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

                (e) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                (f) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                       NORTH AMERICAN PALLADIUM LTD.


                                       By:__________________________________
                                          Name:_____________________________
                                          Title:____________________________

                                   SCHEDULE 1

                             FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase Common Shares under the foregoing Warrant)

To: North American Palladium Ltd.

The undersigned is the Holder of Warrant No. _______ (the "WARRANT") issued by North American Palladium Ltd., a company organized under the Canada Business Corporations Act (the "COMPANY"). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1. The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2. The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3. The Holder intends that payment of the Exercise Price shall be made as (check one):

                              ____ "Cash Exercise"

                              ____ "Cashless Exercise"

4. If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

5. Pursuant to this exercise, the Company shall deliver to the Holder _______________ Warrant Shares in accordance with the terms of the Warrant.

6. Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.



Dated:______________, ____              Name of Holder:

                                        (Print) ________________________________

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        (Signature must conform in all respects
                                        to name of Holder as specified on the
                                        face of the Warrant)

                                   SCHEDULE 2

                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ Common Shares of North American Palladium Ltd. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of North American Palladium Ltd. with full power of substitution in the premises.


Dated:______________, ____



                                        ________________________________________
                                        (Signature must conform in all respects
                                        to name of Holder as specified on the
                                        face of the Warrant)

                                        __________________________________
                                        Address of Transferee

                                        __________________________________

                                        __________________________________



In the presence of:


__________________________

                                   SCHEDULE 3

            FORM OF LETTER TO BE DELIVERED UPON EXERCISE OF WARRANTS


To:  North American Palladium Ltd.

The undersigned is delivering this letter in connection with the purchase of Common Shares of North American Palladium Ltd., a corporation organized under the Canada Business Corporations Act (the "COMPANY"), upon exercise of warrants of the Company (the "WARRANTS").

The undersigned hereby confirms that (check one):

A.      [ ]

        The undersigned is not a U.S. Person or person in the United States, and is not acquiring any of the Common Shares issuable upon exercise of the Warrants for the account or benefit of a U.S. Person or person in the United States. For the purposes hereof "United States." and "U.S. Person" shall have the meanings given to such terms in Regulation S under the Securities Act.

OR

B.      [ ]

        The undersigned:

        (a) is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act;

        (b)     is purchasing the Common Shares for its own account;

        (c) has knowledge and experience in financial and business matters such that it is are capable of evaluating the merits and risks of purchasing the Common Shares;

        (d) is not acquiring the Common Shares with a view to distribution thereof in violation of applicable securities laws (without prejudice to the undersigned's right to dispose of the Common Shares in compliance with such laws);

        (e) acknowledges that it has had access to such financial and other information as requested by the undersigned in connection with their decision to purchase the Common Shares; and

        (f) acknowledges that it is not purchasing the Common Shares as a result of any general solicitation or general advertising, as such terms are defined in Regulation D under the Securities Act.

The undersigned understands that the Common Shares are being offered in a transaction not involving any public offering within the U.S. within the meaning of the Securities Act and that the Common Shares may resold only pursuant to an effective registration statement under, or an exemption from the registration requirements of, the Securities Act.

[NAME OF HOLDER]


By:_________________________________
    Name:
    Title:

    Address: